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                                                                      Exhibit 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in Syntroleum Corporation's previously filed Form S-3 Registration Statement No. 333-62290 and Form S-8 Registration Statement Nos. 333-33345, 333-53714, 333-62862 and 333-64231 of our
report related to Syntroleum Corporation dated January 24, 2003, except with respect to the matters discussed in Note 18, as to which the date is February 10, 2003 (which expressed an unqualified opinion and included an explanatory paragraph as to the Company's change in its disclosures of stock-based employee compensation expense in 2002 and our audit of the transitional disclosures related to these changes reflected in the 2001 and 2000 financial statements), appearing in this Annual Report on Form 10-K of Syntroleum Corporation for the year ended December 31, 2002.


                                               GRANT THORNTON LLP

Tulsa, Oklahoma
March 31, 2003